Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the MYR Group Inc. 2017 Long-Term Incentive Plan of our reports dated March 9, 2017, with respect to the consolidated financial statements of MYR Group Inc. and the effectiveness of internal control over financial reporting of MYR Group Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

April 28, 2017